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                                                                 EXECUTION COPY






______________________________________________________________________________






                                 REPURCHASE AGREEMENT
                             Dated as of December 3, 1996

                                        among


                          ARCADIA RECEIVABLES CONDUIT CORP.
                                        Buyer


                                         and


                          OLYMPIC RECEIVABLES FINANCE CORP.
                                        Seller





______________________________________________________________________________



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                                                                         Page
                                                                         ----

                                  TABLE OF CONTENTS



1.   APPLICABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.   COMMITMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

4.   PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

5.   SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . . . .  8

6.   PAYMENT, TRANSFER AND CUSTODY . . . . . . . . . . . . . . . . . . .  8

7.   REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 10

8.   EVENT OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . 13

9.   TERM OF COMMITMENT. . . . . . . . . . . . . . . . . . . . . . . . . 16

10.  REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY . . . . . . . . . 16

11.  NOTICES AND OTHER COMMUNICATIONS. . . . . . . . . . . . . . . . . . 17

12.  ENTIRE AGREEMENT; SEVERABILITY. . . . . . . . . . . . . . . . . . . 18

13.  NON-ASSIGNABILITY; THIRD PARTY BENEFICIARIES. . . . . . . . . . . . 18

14.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

15.  NO WAIVERS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . 18

16.  OPINIONS OF COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . 19

17.  ADDITIONAL CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . 19

18.  FURTHER ASSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . 21

19.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

20.  BINDING TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

21.  COVENANT OF THE SELLER. . . . . . . . . . . . . . . . . . . . . . . 21

22.  LIMITED RECOURSE. . . . . . . . . . . . . . . . . . . . . . . . . . 21

23.  NONPETITION COVENANT. . . . . . . . . . . . . . . . . . . . . . . . 21

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EXHIBITS
--------

EXHIBIT A - OPINIONS OF COUNSEL TO SELLER AND OLYMPIC
EXHIBIT B - ADDRESSES FOR NOTICES AND OTHER COMMUNICATIONS
EXHIBIT C - FORM OF CONFIRMATION LETTER
EXHIBIT D - FORM OF NOTICE OF REPURCHASE DATE
EXHIBIT E - FORM OF RECONVEYANCE OF PURCHASED RECEIVABLES
EXHIBIT F - FORM OF NOTICE OF REQUEST FOR AN ADVANCE



SCHEDULES
---------

SCHEDULE A - REPRESENTATIONS AND WARRANTIES OF SELLER

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          THIS REPURCHASE AGREEMENT, dated as of December 3, 1996, is made among
ARCADIA RECEIVABLES CONDUIT CORP. (the "BUYER") and OLYMPIC RECEIVABLES FINANCE CORP. (the "SELLER").

          In consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. APPLICABILITY. From time to time prior to the Insurer Notice Date, the parties hereto may enter into transactions in which the Buyer makes Advances for the account of the Seller for deposit in the Collection Account and the Seller transfers Receivables and the related other Seller Conveyed Property to the Buyer from time to time against the release of funds from the Collection Account, with a simultaneous agreement by Buyer to transfer to Seller such Receivables and such other Seller Conveyed Property at a future date or, under certain circumstances, on demand, against the deposit of funds by Seller into the Collection Account. Each such transaction shall be referred to herein as a "TRANSACTION" and shall be governed by this Repurchase Agreement (this "AGREEMENT"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Servicing Agreement (including by way of reference to other documents).

2.   DEFINITIONS.

          (a) "ACT OF INSOLVENCY," with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
(B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 60 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due.

          (b) "ADVANCE" means, individually and collectively, the advances provided for in SECTION 3(a) hereof.

          (c) "AUTO LOAN SECURITIZATION" means a public or private transfer of Auto Receivables in the ordinary course of business and by which Olympic directly or indirectly securitizes a pool of specified Auto Receivables.


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          (d)  "AUTO RECEIVABLE" means an installment sales contract or promissory notes purchased by Olympic or a Subsidiary of Olympic from motor vehicle dealers and secured by new and used automobiles and light trucks.

          (e) "BUYER" means Arcadia Receivables Conduit Corp., a Delaware corporation.

          (f) "CAPITALIZED LEASE" means any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

          (g)  "COMMITMENT AMOUNT" means $300,000,000.

          (h)  "CONFIRMATION" has the meaning set forth in SECTION 3(b) hereof.

          (i) "CONTROLLING PARTY" has the meaning set forth in the Security Agreement.

          (j) "CUT-OFF DATE" means the date specified in the related Confirmation with respect to each Transaction.

          (k)  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8 hereof.

          (l) "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of any determination.

          (m) "INDEBTEDNESS" means, with respect to any Person, without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) all indebtedness for borrowed money of such Person and all obligations of such Person secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of such Person or another party; (b) any obligation of such Person on account of deposits or advances; (c) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable; (d) any obligation of such Person as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations of such Person in respect to Indebtedness of others (other than endorsements of instruments for collection in the ordinary course


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of such Person's business); and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit issued for the account of such Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          (n) "INSURER NOTICE DATE" means the earlier of (i) the date specified in the written notice delivered by the Security Insurer to the Seller, the Buyer, the Indenture Trustee and the Collateral Agent, which date is the date on and after which the Note Policy will not cover payments on Notes issued after such date and (ii) the occurrence of an Amortization Event.

          (o)  "OLYMPIC" means Olympic Financial Ltd., a Minnesota corporation.

          (p) "OTHER CONVEYED PROPERTY" has the meaning set forth in the Purchase Agreement.

          (q) "PURCHASE DATE" means a date prior to the Insurer Notice Date on which Purchased Receivables are transferred by Seller to Buyer.

          (r) "PURCHASE PERIOD" has the meaning set forth in the Note Purchase Agreement.

          (s) "PURCHASE PRICE" means with respect to each Purchase Date, the price at which Purchased Receivables are transferred by Seller to Buyer, which shall equal (x) the product of 0.98 and the outstanding Principal Balance of the Premier Receivables and the Classic Receivables that are not Financed Repossessions being transferred on such Purchase Date and (y) the product of
0.85 and the outstanding Principal Balance of Classic Receivables that are Financed Repossessions being transferred on such Purchase Date.

          (t) "PURCHASED RECEIVABLES" means the Receivables transferred by Seller to Buyer in a Transaction hereunder, the related Other Conveyed Property transferred hereunder and the Seller's rights as purchaser under the Purchase Agreement and any Assignment Agreement related thereto.

          (u) "RECEIVABLES SCHEDULE" has the meaning set forth in SECTION 3(b) hereof.

          (v) "REPURCHASE DATE" means, with respect to any Purchased Receivable, the date on which Seller is required to repurchase such Purchased Receivable from Buyer, which date shall be the earliest to occur of (i) the date that is twelve months after the Purchase Date of such Purchased Receivable, (ii) a date specified by the Seller upon at least three Business Days prior notice to the Buyer, the Indenture Trustee and the Security Insurer in the form set forth in EXHIBIT D, (iii) any date determined with respect to such Purchased Receivable by the


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application of the provisions of SECTION 8 OR 11 hereof, and (iv) the last day of the Purchase Period.

          (w) "REPURCHASE PRICE" means, with respect to a Purchased Receivable, the price at which such Purchased Receivable is to be transferred from Buyer to Seller, which will equal the (x) the product of 0.98 and the aggregate outstanding Principal Balance of such Purchased Receivable as of the date of such transfer, if such Purchased Receivable is a Premier Receivable or a Classic Receivable that is not a Financed Repossession or (y) the product of 0.85 and the aggregate outstanding Principal Balance of such Purchased Receivable as of the date of such transfer, if such Purchased Receivable is a Classic Receivable that is a Financed Repossession, plus, in each case, interest on 98% of the Principal Balance of such Purchased Receivable (if such Receivable is a Premier Receivable or a Classic Receivable that is not a Financed Repossession) or on 85% of the Principal Balance of such Purchased Receivable (if such Receivable is a Classic Receivable that is a Financed Repossession) at the sum of the Advance Interest Rate plus the Total Expense Percent, PLUS any Breakage Fee payable upon the simultaneous repayment of the related Advance (if such Advance is being repaid), in each case as of the date of such transfer.

          (x) "SCHEDULE OF REPRESENTATIONS" means the Schedule of Representations and Warranties attached hereto as SCHEDULE A.

          (y) "SECURED PARTIES" has the meaning set forth in the Security Agreement.

          (z) "SELLER" means Olympic Receivables Finance Corp., a Delaware corporation.

          (aa) "SELLER CONVEYED PROPERTY" has the meaning set forth in SECTION 6(b) hereof.

          (bb) "SERVICING AGREEMENT" means the Servicing Agreement dated as of December 3, 1996 among the Seller, the Buyer, Olympic Financial Ltd., in its individual capacity and as Servicer, Bank of America National Trust and Savings Association, as Agent, and Norwest Bank Minnesota, National Association, as Backup Servicer, Collateral Agent and Indenture Trustee, providing for the servicing of the Receivables.

          (cc) "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Without limiting the generality of the foregoing, the term "Subsidiary" specifically includes any special purpose vehicle or conduit formed by a Person that is otherwise within the ambit of the immediately preceding sentence. Unless the context otherwise


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clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of
Olympic.

          (dd) "TRADE ACCOUNTS PAYABLE" means, as to any Person, the trade accounts payable to such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

3.   COMMITMENT.

          (a) The Buyer agrees, on the terms of this Agreement, to make Advances for the account of the Seller by depositing the balance of the proceeds of such Advance in the Collection Account during the period from and including the Closing Date to but not including the earliest to occur of (x) the Insurer Notice Date, (y) the termination of the commitment pursuant to SECTION 9 hereof and (z) the first day of the Amortization Period, in an amount at any one time outstanding not to exceed the Commitment Amount. Subject to the terms of this Agreement, during such period the Seller may request Advances and prepay Advances without limitation, except that (i) each Advance and prepayment shall be in amounts of $5,000,000 or any amount in excess thereof, (ii) each request for an Advance shall comply with CLAUSE (c) below and each prepayment of an Advance shall comply with CLAUSE (e) below, and (iii) the Seller shall not be permitted to request an Advance if the difference between the aggregate outstanding principal balance of the Advances and the aggregate outstanding Principal Balance of the Receivables is greater than $5,000,000 (excluding any WAC Deficiency Deposits) (or such other amount as shall be agreed to in writing from time to time by the Seller, the Buyer, the Agent and the Security Insurer). The Buyer agrees, subject to the terms and conditions of this Agreement, to the extent and only to the extent of funds available for release to the Seller for such purpose on deposit in the Collection Account, to purchase Receivables from the Seller from time to time during the period from and including the Closing Date to but excluding the earliest to occur of (q) the Insurer Notice Date,
(r) the termination of the commitment pursuant to SECTION 9 hereof, and (s) the first day of the Amortization Period.

          (b) On each Purchase Date, the Purchased Receivables shall be transferred to the Buyer or its agent against the release of the Purchase Price from the Collection Account for deposit to the Spread Account and payment to the Seller in accordance with and subject to the provisions of Section 3.10 of the Servicing Agreement and the Security Agreement. On the Purchase Date for a Transaction hereunder, Seller shall promptly deliver to the Agent and to the Indenture Trustee a written confirmation, in the form set forth in EXHIBIT C, of such Transaction (a "CONFIRMATION"). The Confirmation shall describe the Purchased Receivables, identify Buyer and Seller, have the updated Receivables Schedule attached thereto and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Cut-Off Date, and (iv) any additional terms or conditions of the


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Transaction not inconsistent with this Agreement.  The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the transfer to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail. The Purchased Receivables shall be identified on a detailed list provided by Seller to Buyer on each Purchase Date and Repurchase Date (the "RECEIVABLES SCHEDULE") and may be identified in the related Confirmation by reference to such list. Any release of funds from the Collection Account in connection with a purchase of Receivables shall not affect the outstanding principal balance of Advances.

          (c) The Seller shall give the Buyer, the Agent and the Indenture Trustee notice of each request for an Advance by 12:00 noon, New York City time, at least one Business Day prior to the date requested for such Advance (or if such request is for an Advance of $15,000,000 or less, by 11:00 a.m., New York City time, on the date requested for such Advance), which notice shall be substantially in the form of EXHIBIT F attached hereto and which shall include the Seller's requested Tranche Periods in connection with such Advance. Each such notice shall be in the form of EXHIBIT F and shall be irrevocable unless a written revocation signed by a Responsible Officer of the Seller is received by the Buyer by the end of the day immediately preceding the day such Advance will be made and shall be effective only if received by the Buyer not later than 12:00 noon New York time on the date specified in the preceding sentence (or if such notice is for a same-day Advance, 11:00 a.m. New York City time on the date of the requested Advance). Not later than 1:00 p.m., New York City time, on the date specified for each Advance hereunder, the Buyer shall deposit the amount of such Advance in the Collection Account.

          (d) On the Repurchase Date for any Purchased Receivables, such repurchase shall be effected by transfer to Seller or its agent of such Purchased Receivables against the transfer of the Repurchase Price therefor on behalf of the Buyer to the Collection Account. On such Repurchase Date , the Buyer shall execute a written reconveyance substantially in the form of EXHIBIT E pursuant to which it shall reconvey to the Seller (without recourse, representation or warranty other than as to Liens created by the Buyer) all right, title and interest of the Buyer in such Purchased Receivables. On any Business Day during the Revolving Period on which there has been since the preceding Business Day an amount greater than $5,000,000 on deposit in the Collection Account in excess of the WAC Deficiency Deposit, Seller shall effect a prepayment of Advances pursuant to Section 3(e) hereof in an amount equal to the lesser of (x) the amount specified by Seller equal to or greater than $5,000,000 and (y) the amount permitted to be prepaid pursuant to Section 3(e) hereof. On a Repurchase Date specified in CLAUSE (iv) of the


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definition of Repurchase Date herein, the Seller shall effect a repayment of
Advances pursuant to SECTION 3(e) hereof, up to the outstanding principal balance of the Notes.

          (e) Subject to the terms of this Agreement and the Servicing Agreement, the Seller shall have the right to prepay Advances on any Business Day during the Revolving Period in an amount equal to $5,000,000 or any amount in excess thereof. Any such prepayment shall include accrued and unpaid interest on the Advance at the Advance Interest Rate being prepaid through but excluding the date such Advance is prepaid. By 12:00 noon, New York City time, on the Business Day preceding the date on which the Seller proposes to prepay Advances, the Seller shall notify the Buyer, the Agent, the Servicer, the Backup Servicer, the Collateral Agent, the Indenture Trustee and the Security Insurer of the amount of such prepayment, which amount shall be set forth in a certificate executed by a Responsible Officer of the Seller on such date of notice. The Seller shall pay the Breakage Fee, if any, on such date of prepayment by paying to the Trustee for deposit into the Note Distribution Account an amount equal to such Breakage Fee (which amount may come from amounts otherwise distributable to the Seller on such date). Any such prepayment (including interest in connection therewith but excluding the aforementioned Breakage Fee) shall be payable solely out of funds on deposit in the Collection Account and the Spread Account and shall not exceed an amount equal to the lesser of (i) on any date occurring during the period from but excluding a Determination Date through and including the related Distribution Date, an amount equal to the excess of the total amount on deposit in the Collection Account and the Spread Account on such date over the sum of (A) the amounts to be distributed on such Distribution Date pursuant to CLAUSES (i) THROUGH (ix) of
SECTION 3.6(a) of the Servicing Agreement as set forth in a Servicer's Certificate delivered on such Determination Date, and (B) any increase in the WAC Deficiency Amount on such date, if any, above the WAC Deficiency Amount on such Determination Date, and (ii) an amount equal to the excess of the total amount on deposit in the Collection Account on such date over the WAC Deficiency Amounts, if any, on deposit in the Collection Account on such date. Notwithstanding anything contained in this SECTION 3(e) to the contrary, if the Breakage Fee is not paid in full on or before the date of any proposed prepayment, no such prepayment may occur.

          (f) All outstanding Advances shall be due and payable by the Seller on the first day of the Amortization Period. Unless otherwise paid by the Seller, such Advances shall be repaid by the Seller to the Buyer on each Distribution Date in the amounts specified for such repayment in SECTION 3.6 of the Servicing Agreement.

4. PAYMENTS. All payments of principal and interest and principal prepayments payable to the holder of the Purchased Receivables, including Liquidation Proceeds collected in respect of such Purchased Receivables, shall be collected and applied as


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set forth in the Servicing Agreement.  All such payments in excess of the amounts required to be distributed pursuant to clauses (i) through (ix) of
Section 3.6(a) AND CLAUSES (i) THROUGH (ix) OF SECTION 3.6(b) of the Servicing Agreement shall be the property of the Seller.

5.   SECURITY INTEREST.

          (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Seller shall have granted to Buyer a perfected first priority security interest in all of the Purchased Receivables.

          (b) Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code as and when required by Buyer (including, without limitation, as required under the Servicing Agreement).

6.   PAYMENT, TRANSFER AND CUSTODY.

          (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

          (b) On the Purchase Date for a Transaction, ownership of the Receivables and the related other Seller Conveyed Property shall be transferred to the Buyer against the simultaneous withdrawal of the Purchase Price from the Collection Account for payment to the Seller in accordance with and subject to the provisions of the Servicing Agreement. On each Purchase Date, the Seller hereby sells, transfers, assigns, and otherwise conveys to the Buyer, all of the right, title and interest, whether now or hereafter acquired, of the Seller in and to all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the following property: (i) the Receivables listed on the Receivables Schedule from time to time, (ii) the Other Conveyed Property related thereto, (iii) the rights of the Seller under the Purchase Agreement and each Assignment Agreement related thereto, (iv) all amounts required to be deposited, or deposited, or delivered to the Collateral Agent for deposit, to the Collection Account by the Seller in respect of the WAC Deficiency Amount or the Collateral Test, (v) all of Seller's right, title and interest in and to funds on deposit from time to time in the Secured Accounts and all investments therein and proceeds thereof, and (vi) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash


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proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (all of the foregoing referred to collectively as the "SELLER CONVEYED PROPERTY").
It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Seller Conveyed Property from the Seller to the Buyer.

          (c) Simultaneously with the execution and delivery of this Agreement, the Seller, the Buyer and the other Secured Parties shall enter into the Custodian Agreement with the Custodian, dated as of the Closing Date, pursuant to which the Buyer and the other Secured Parties shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Buyer and the other Secured Parties as Custodian of the following documents or instruments in its possession which the Seller shall deliver to the Custodian as agent of the Buyer and the other Secured Parties on or prior to the related Purchase Date:

          (i) The fully executed original of the Receivable (together with the original of any agreements modifying the Receivable, including without limitation any extension agreements);

          (ii) A certificate of insurance, application form for insurance signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or a documented verbal confirmation by the insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle;

          (iii) The original credit application, or a copy thereof, of each Obligor, on Olympic's customary form, or on a form approved by Olympic, for such application; and

          (iv) The original certificate of title (when received) and otherwise such documents, if any, that Olympic keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Olympic as first lienholder or secured party (including any Lien Certificate received by Olympic), or if such original certificate of title has not yet been received, a copy of the application therefor, showing Olympic as secured party, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by Olympic within 180 days.


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

7.   REPRESENTATIONS.

          (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

          (i) The execution, delivery and performance of this Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto and pursuant to the other Related Documents) upon or with respect to any of its properties;

          (ii) This Agreement is, and each Transaction when entered into under this Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of this Agreement.

          (b) Seller represents and warrants to Buyer and to the Security Insurer, and on and as of the Purchase Date of any Transaction shall be deemed to represent and warrant to each of such Persons, as follows:

          (i) The representations and warranties set forth on the Schedule of Representations are true and correct with respect to the Receivable(s) transferred in such Transaction.

          (ii) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the other Seller Conveyed Property transferred to the Buyer.

          (iii) The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (iv) The Seller has the power and authority to execute and deliver this Agreement, the Servicing Agreement and its Related Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and other Seller Conveyed Property to be sold and assigned to the Buyer and has duly authorized such sale and assignment to the Buyer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Servicing Agreement and the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

          (v) This Agreement and the related Confirmation effects a valid sale, transfer and assignment of the Receivables and the other Seller Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the related Confirmation and the Servicing Agreement and the Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (vi) The consummation of the transactions contemplated by this Agreement and the related Confirmations and the Servicing Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the related Confirmations and the Servicing Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Related Documents, or violate in any material respect any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties. Notwithstanding the foregoing, it is understood that no representation or warranty is expressed herein with respect to the legality of the use of the word "Olympic" by the Seller or its Affiliates.

          (vii) There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or Olympic, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Servicing Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Servicing Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Servicing Agreement or any of the Related Documents.

          (viii) The chief executive office of the Seller is located at 7825 Washington Avenue South, Suite 410, Minneapolis, MN 55439-2435.

          (ix) All the issued common stock of Seller is owned by Olympic and such common stock is the only capital stock issued by Seller. Pursuant to its certificate of incorporation, Seller's business is limited to certain financing activities set forth in such certificate.

          (x) Seller does not commingle its assets or business functions with the assets or business functions of Olympic or any other Person. The bank accounts and funds of Seller are maintained separately from those of Olympic and all other Affiliates of Olympic. The board of directors of Seller duly authorizes all the corporate actions of Seller, to the extent required by the laws of its state of incorporation. Seller maintains its own separate minutes of such actions. Seller maintains separate and full corporate records and financial records for itself only and has at least one director who is not an Affiliate or director of or employed by Olympic or any other Affiliate of Olympic. As of the date hereof, Seller does not have employees and, in the event that it hires employees in the future, Seller will not employ any person employed by Olympic or by any Olympic Affiliate.

          (xi) The financial records and accounts of Seller are prepared and maintained in accordance with generally accepted accounting principles and are susceptible to audit.

          (xii) Seller conducts its business solely in its own name. In that regard, all written and oral communications, including, without limitation, letters, invoices, purchase orders and contracts, are made solely in the name of Seller. Seller has its own telephone number, stationery and business forms, separate from those of Olympic and any other Olympic Affiliate.

          (xiii) Seller pays its own expenses and liabilities from its own funds, except that certain of the organization expenses of Seller have been paid by Olympic. That payment serves a valid business purpose and will not affect the commitment of Olympic and Seller to maintain separate books of account and other indicia of separate corporate existence. The capitalization of Seller is adequate in light of its proposed business and purpose.

          (xiv) Seller is not liable for the payment of any liability of Olympic. The assets and the creditworthiness of Seller are never held out as being available for the payment of any liability of Olympic. Seller always describes Olympic as a separate legal entity. Each of Olympic and Seller maintains an arm's length relationship with the other. No transaction between Seller and any Olympic Affiliate is on terms more favorable than in similar transactions involving an unrelated third party. Assets are not transferred from Olympic or Seller to the other without reasonably equivalent value or with the intent to hinder, delay or defraud the creditors of Olympic or Seller. Seller's existence is not dependent on its being a subsidiary of Olympic or any other Olympic Affiliate.

          (xv) Seller has not transferred any Receivables with the intent to hinder, delay or defraud any Person. Olympic receives reasonably equivalent value in exchange for its transfer of Receivables to Seller. Neither Olympic nor Seller is insolvent nor does Olympic or Seller expect to become insolvent as a result of any transfer of Receivables. Neither Olympic nor Seller engages in nor does it expect to engage in a business for which its remaining property represents an unreasonably small capitalization. Neither Olympic nor Seller intends to incur nor does it believe that it will incur indebtedness that it will not be able to repay at its maturity.

          (xvi) Seller does not intend to file a voluntary petition for relief under the Bankruptcy Code or any similar law.

          (xvii)    Seller is not obligated in any way on the Receivables.

          (xviii)   Seller has not taken any action that might cause any
     Transaction to violate any regulation of the Federal Reserve Board.

8.   EVENT OF DEFAULT.  In the event that:

          (i) Seller fails to repurchase or Buyer fails to transfer Purchased Receivables upon the applicable Repurchase Date or Buyer fails to make an Advance in accordance with the provisions hereof, and in each case such failure continues for two Business Days;

          (ii) an Act of Insolvency occurs with respect to Seller, Olympic or Buyer;

          (iii) any representation or warranty made by Seller or Olympic in this Agreement, the Purchase Agreement (excluding, however, any representation or warranty set forth in SECTION 7(b)(i) hereof or SECTION 3.1(a) of the Purchase Agreement), the Custodian Agreement, the Insurance Agreement, the Spread Account Agreement, the Note Purchase Agreement, the Security Agreement or the Servicing Agreement shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated; or either the Seller or Olympic shall fail to comply in any material respect with any of their other agreements contained in this Agreement, the Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Note Purchase Agreement, the Security Agreement or the Servicing Agreement not defined elsewhere in this SECTION 8 as an "Event of Default" and such failure to comply shall continue unremedied for a period of 10 days after written notice thereof to the Seller by the Buyer or the Agent;

          (iv) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder;

          (v) any governmental or self-regulatory authority shall take possession of Buyer, Seller or Olympic or their property or appoint any receiver, conservator or other official or, with respect to Seller or Olympic, shall take any action to remove, limit, restrict, suspend or terminate their rights or privileges, including suspension as an issuer, lender or seller/servicer of automobile loans, which suspension has a material adverse effect on the ordinary business operations of Seller or Olympic, and which continues for more than 24 hours; or any such party shall take any action to authorize any of the actions set forth in this CLAUSE (v);

          (vi) this Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Receivables purported to be covered thereby;

          (vii) a final judgment by any competent court in the United States of America for the payment of money in an amount of at least $50,000 is rendered against Seller or such a judgment in an amount of at least $5,000,000 is rendered against Olympic, and the same remains undischarged for a period of 60 days unless execution of such judgment is effectively stayed;

          (viii) Seller or Olympic dissolves, merges or consolidates with another entity unless it is the surviving party, or sells, transfers, or otherwise disposes of a material portion of its business or assets (excluding the sale, transfer or other disposition of Receivables in the ordinary course of business) and the surviving party or the party that succeeds to a material portion of the Seller's or Olympic's business or assets shall cause BofA or any Affiliate of BofA or any Permitted Assignee (as defined in the Indenture) to exceed its legal lending limit with respect to such party or any of its Affiliates;

          (ix) any of the documents or opinions required to be delivered by the Seller to the Buyer pursuant to SECTION 17 hereof shall not have been delivered within ten Business

     Days after notice shall have been given to the Seller by the Buyer that such documents or opinions were not delivered when so required;

          (x) the maturity of any Indebtedness in an amount in excess of $5,000,000 of Olympic or a Subsidiary shall be accelerated, or Olympic or a Subsidiary shall fail to pay any such Indebtedness when due, or, in the case of such Indebtedness payable on demand, when demanded, or there shall occur any default or event or condition permitting the replacement of Olympic or any Subsidiary as Servicer under any Auto Loan Securitization of Olympic or any Subsidiary;

          (xi) it shall be determined on any Determination Date that the Collateral Test shall fail to have been satisfied as of the immediately preceding Accounting Date, after taking into account any deposit made by the Seller to the Collection Account on such Determination Date, and such failure shall continue for one Business Day;

          (xii)     an Insurance Agreement Event of Default shall occur;

          (xiii)    a Servicer Termination Event shall occur; or

          (xiv) the Seller shall fail to make a deposit with respect to any WAC Deficiency Amount in accordance with the provisions of SECTION 3.1(f) of the Servicing Agreement, and such failure shall continue for one Business Day.

(each an "EVENT OF DEFAULT"):

          (a) At the option of the nondefaulting party (it being understood that with respect to the Seller, the Seller shall be deemed to be the nondefaulting party only upon the occurrence of an Event of Default specified in
SECTION 8(i), (ii), (iv) or (v) with respect to the Buyer), or if the Seller is the defaulting party, the Agent, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency or the occurrence of an Insurance Agreement Event of Default which the Security Insurer specifies in writing shall have such effect), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur and, if the Seller is the defaulting party, all outstanding Advances shall be and become immediately due and payable hereunder without notice or any further action.

          (b) If the defaulting party is the Seller and if the Buyer or the Agent exercises or is deemed to have exercised the option referred to in SUBPARAGRAPH (a) of this Section, (i) the Seller's obligations hereunder to repurchase all Purchased Receivables shall thereupon become immediately due and payable, and (ii) the Seller shall immediately deliver to the Buyer any

Purchased Receivables subject to such Transactions then in the Seller's custody or possession.

          (c) If the defaulting party is the Buyer, the Seller may, against transfer to the Seller of the Purchased Receivables, tender payment of the aggregate Repurchase Price for all of the Purchased Receivables, whereupon the Buyer's right, title and interest in all of the Purchased Receivables shall be deemed transferred to the Seller.

          (d) If the defaulting party is the Seller, after one Business Day's notice to the Seller (which notice need not be given if an Act of Insolvency shall have occurred and which may be the notice given under SUBPARAGRAPH (a) of this Section), the Controlling Party, as agent of the Buyer, may exercise any or all of the remedies provided for in SECTIONS 5.2 and 6.1 of the Security Agreement.

          (e) For purposes of this SECTION 8 the Repurchase Price for each transaction hereunder in respect of which the defaulting party is the Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the Seller of its option under SUBPARAGRAPH (a) of this Section.

          (f) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the Reference Rate.

          (g) Each of the Buyer and the Seller agree to provide the Rating Agencies with written notice of any Event of Default of which they have actual acknowledge.

9. TERM OF COMMITMENT. Unless terminated earlier by mutual agreement of the Buyer and the Seller with prior written notice to each Rating Agency and subject to earlier termination as otherwise set forth herein, the commitment of the Buyer hereunder to make Advances and purchase Receivables shall remain in effect for a period of three years and such commitment shall terminate automatically without any requirement for notice on the date occurring three years from the date hereof; provided, however, that such commitment may be extended by mutual agreement of Buyer and Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

10.  REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY.

          Concurrently with the execution and delivery of this Agreement and each Confirmation, as appropriate, Olympic and the Seller have entered into the Purchase Agreement and an Assignment Agreement, as applicable, the rights of the Seller under which have been assigned by the Seller to the Buyer. Under the Purchase Agreement and each Assignment Agreement, Olympic has made the same representations and warranties to the Seller with respect to the Receivables as those made by the Seller pursuant to the Schedule of Representations, upon which the Buyer has relied in accepting the Receivables and the other Seller Conveyed Property and issuing the Notes and upon which the Security Insurer has relied in issuing the Note Policy and upon which the Indenture Trustee has relied in authenticating the Notes. Upon discovery by any of Olympic, the Seller, the Servicer, the Security Insurer, the Indenture Trustee or the Buyer of a breach of any of the representations and warranties contained in SECTION 7(b)(i) that materially and adversely affects the interests of the Buyer, the Security Insurer or the Noteholders in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of Olympic or the Seller. On the 15th day following the Seller's discovery or the Seller's receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations that materially and adversely affects the interests of the Buyer, the Security Insurer or the Noteholders in any Receivable (including any Liquidated Receivable), the Repurchase Date with respect to such Receivable shall be deemed to occur immediately; PROVIDED, that any breach of a representation and warranty contained in PARAGRAPH 14, 17 OR 27 of the Schedule of Representations with respect to any Receivable shall be deemed to materially and adversely affect the interest of the Buyer in such Receivable and the Repurchase Date with respect to such Receivable shall be deemed to occur on, with respect to a breach of a representation or warranty contained in PARAGRAPH 14, the Business Day immediately succeeding the day and, with respect to a breach of a representation or warranty contained in PARAGRAPH 17 OR 27, on the fifth Business Day immediately succeeding the day upon which, in either case, discovery or receipt of notice of any breach of such representation and warranty shall occur. The obligations of the Seller with respect to any such breach of representations and warranties shall include taking any and all actions necessary to enable the Buyer to enforce directly the obligations of Olympic under the Purchase Agreement or any Assignment Agreement, as applicable. In addition to the foregoing and notwithstanding whether the related Purchased Receivables shall have been repurchased by the Seller, the Seller shall indemnify the Buyer, the Security Insurer, the Noteholders and the Indenture Trustee against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

11.  NOTICES AND OTHER COMMUNICATIONS.

          Unless another address is specified in writing by the party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in EXHIBIT B attached hereto.

12.  ENTIRE AGREEMENT; SEVERABILITY.

          This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

13.  NON-ASSIGNABILITY; THIRD PARTY BENEFICIARIES.

          Except for the assignment of the Buyer's rights hereunder pursuant to any of its Related Documents, the rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party and, so long as no Insurer Default shall have occurred and be continuing, the Security Insurer. Subject to the foregoing, this Agreement and each Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. The Security Insurer, the Agent and the Noteholders and their successors and assigns shall be third-party beneficiaries to the provisions of this Agreement, and shall be entitled to rely upon and to enforce directly such provisions as long as, with respect to the Security Insurer, no Insurer Default shall have occurred and be continuing. Except as set forth in this SECTION 13, nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

14.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

15.  NO WAIVERS, ETC.

          No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. Except as set forth in the next sentence, no modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto, and if such modification or waiver would have a material adverse effect on the Noteholders, the Agent, and, so long as no Insurer Default shall have occurred and be continuing, the Security Insurer. The parties hereto acknowledge the provisions of that certain Fee and Commitment Letter dated as of the date hereof between the Buyer and the Seller and agree that the provisions of such Letter shall be binding between them as if set forth herein in full.

16.  OPINIONS OF COUNSEL.

          Seller shall, on the date hereof and, upon the request of Buyer or the Agent, no more than once each calendar year, cause to be delivered to Buyer, the Agent and the Security Insurer, with reliance thereon permitted as to any person or entity that is granted a pledge of the Receivables and the other Seller Conveyed Property, a favorable opinion or opinions of counsel with respect to the matters set forth in EXHIBIT A hereto, in form and substance acceptable to Buyer.

17.  ADDITIONAL CONDITIONS.

          (a) Prior to entering into the initial Transaction under this Agreement, each of the Servicing Agreement, the Purchase Agreement, the Security Agreement, the Spread Account Agreement, the Insurance Agreement, the Indenture and the Custodian Agreement, in a form satisfactory to Buyer shall have been executed and delivered by the parties thereto.

          (b) On or before the date of delivery of this Agreement, Seller shall, at Seller's own cost and expense, deliver to Buyer:

          (i) a favorable opinion or opinions of counsel with respect to the matters set forth in EXHIBIT A hereto, in form and substance acceptable to Buyer and its counsel;

          (ii) a certificate of the Secretary of State of the State of Minnesota, dated reasonably near the date hereof, listing all charter documents with respect to Olympic on file in his office and stating that Olympic is duly organized and existing, has filed all annual reports and has paid all franchise taxes and is in good standing in the State of Minnesota;

          (iii) a certificate, dated the date of delivery thereof, of Olympic's Secretary as to (a) the charter documents of Olympic (with a copy of Olympic's By-laws attached); (b) the attached resolutions of the Board of Directors of Olympic authorizing Olympic to enter into the transactions contemplated hereby; and (c) the good standing of Olympic;

          (iv) evidence of filing with the appropriate filing offices in the State of Minnesota a UCC-1 Financing Statement against Olympic in favor of Seller;

          (v) a certificate of the Secretary of the State of Delaware, dated reasonably near the date hereof, listing all charter documents with respect to Seller on file in his office and stating that Seller is duly organized and existing, has filed all annual reports and has paid all franchise taxes and is in good standing in the State of Delaware;

          (vi) a certificate, dated the date of delivery thereof, of Seller's Secretary as to (a) the charter documents of Seller (with a copy of Seller's By-laws attached); (b) the attached resolutions of the Board of Directors of Seller authorizing Seller to enter into the transactions contemplated hereby; and (c) the good standing of Seller and that the Seller is qualified to do business in Minnesota;

          (vii) evidence of filing with the appropriate filing offices in the State of Minnesota a UCC-1 Financing Statement against Seller; and

         (viii) such other information and certificates as Buyer shall reasonably request.

          (c) Seller shall enter into any Transaction under this Agreement only upon the satisfaction of each of the following conditions on or prior to the related Purchase Date:

          (i) Buyer shall have received a Confirmation with the updated Receivables Schedule attached thereto with respect to the Purchased Receivables being transferred on the related Purchase Date;

          (ii) As of such Purchase Date, Seller shall not have been insolvent nor shall Seller have been rendered insolvent by such Transaction nor shall Seller be aware of any pending insolvency;

         (iii) Seller shall have taken any action requested by Buyer to maintain the first perfected security interest of Buyer in the Purchased Receivables and the other Seller Conveyed Property;

          (iv) No selection procedures believed by Seller to be adverse to the interests of Buyer or the Noteholders shall have been utilized by Olympic or Seller in selecting such Purchased Receivables;

          (v) No material change shall have occurred in the underwriting standards of Olympic in effect on the Closing Date (INTER ALIA, not enter the subprime market) without the prior written consent of the Agent;

          (vi) The Insurer Notice Date shall not have occurred;

         (vii) The provisions of SECTION 3.10(A) of the Servicing Agreement shall be complied with in connection with such Transaction.

18. FURTHER ASSURANCE. Seller shall promptly provide such further assurance or agreements as Buyer may request in order to effect the purposes of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

20. BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and permitted assigns of the parties hereto, whether expressed or not.

21. COVENANT OF THE SELLER. Seller hereby agrees that it shall not (i) take any action prohibited or not authorized by its certificate of incorporation or
(ii) without the prior written consent of the Agent and (so long as no Insurer Default shall have occurred and be continuing) the Security Insurer and without giving prior written notice to the Rating Agencies, amend its certificate of incorporation.

22. LIMITED RECOURSE. Notwithstanding anything to the contrary contained herein, the obligations of the Buyer and the Seller hereunder shall not be recourse to the Buyer or the Seller, respectively (or any person or organization acting on behalf of the Buyer or the Seller or any affiliate, employee, incorporator, stockholder, officer or director of the Buyer or the Seller), other than to the Receivables and the other Seller Conveyed Property and the proceeds thereof as provided in this Agreement, the Security Agreement and the Servicing Agreement. Each of the Buyer and the Seller hereby agree that to the extent such funds are insufficient or assets are unavailable to pay any amounts owing to it from the other party pursuant to this Agreement, it shall not constitute a claim against the other party.

23. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, each of the Seller and the Buyer agrees that it shall not, prior to one year and one day after the Final Distribution Date, acquiesce, petition or otherwise invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the other under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the other or all or any part of its property or assets or ordering the winding up or liquidation of the affairs of the other. The Buyer and the Seller agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

          IN WITNESS WHEREOF, the parties hereto have caused this Repurchase Agreement to be executed by their duly authorized officers as of the date first set forth above.

                                       ARCADIA RECEIVABLES CONDUIT CORP.



                                       By:   /s/ illegible
                                            --------------------------------
                                               Authorized Signature


                                       OLYMPIC RECEIVABLES FINANCE CORP.



                                       By:  /s/ illegible
                                           ---------------------------------
                                               Authorized Signature




                       [Signature Page to Repurchase Agreement]

                                                                      EXHIBIT A


                      OPINIONS OF COUNSEL TO SELLER AND OLYMPIC

                           [Opinions of Counsel to Seller]


          (i) Olympic Receivables Finance Corp. (the "Seller") has been duly incorporated and is validly existing under the laws of the State of Delaware, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Seller is duly qualified to do business and is in good standing as a foreign corporation in the State of Minnesota.

         (ii) The Seller has full corporate power and authority to execute and deliver the Purchase Agreement, the Repurchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement and to perform its obligations thereunder and has all necessary licenses and approvals under federal and state law to transact the business in which it is now engaged.

        (iii) Each of the Purchase Agreement, the Repurchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement has been duly authorized, executed and delivered by the Seller and, as to the Seller, is a legal, valid and binding obligation, enforceable against the Seller in accordance with its terms (except as may be limited by bankruptcy and insolvency laws and general principles of equity).

         (iv) The compliance by the Seller with all of the provisions of the Purchase Agreement, the Repurchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement will not (1) conflict with or result in any breach which would constitute a default under, or except as contemplated by the Repurchase Agreement, result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Seller pursuant to any material terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Seller is a party or by which the Seller may be bound or to which any of the property or assets of the Seller is subject, (2) violate any provisions of the Certificate of Incorporation or the By-Laws of the Seller, or (3) violate or conflict with any order, judgment, decree, writ, injunction, rule or regulation applicable to the Seller of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Seller.

          (v) No consent, approval, authorization or other order of, or filing with, any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Seller, which has not already been made or obtained, is required for the execution, delivery, or performance of the Purchase Agreement, the Repurchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement except for the filing of any financing statements required to perfect the Buyer's and the Seller's respective interests in the Receivables.

         (vi) The Seller is not an "investment company" nor is it controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (vii) There is no action, suit, investigation, litigation or proceeding pending or, to the best of our knowledge, threatened before any court, governmental agency or arbitrator (1) against the Seller or any of its properties, (2) asserting the invalidity of the Purchase Agreement, the Repurchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement or the Spread Account Agreement, (3) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, the Repurchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement or the Spread Account Agreement or (4) challenging the enforceability of the Purchase Agreement, the Repurchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement.

       (viii) If the transfer of the Receivables from the Seller to the Buyer does not constitute an absolute sale, the Repurchase Agreement grants to the Buyer a security interest in the Seller's rights in the Receivables and the proceeds thereof, which security interest is a first priority perfected security interest.

ADDRESSEES:
Moody's Investors Service, Inc.
Standard & Poor's Ratings Group
Arcadia Receivables Conduit Corp.
Bank of America National Trust and Savings Association
Financial Security Assurance Inc.
Norwest Bank Minnesota, National Association

                           [Opinions of Counsel to Olympic]

          (i) Olympic Financial Ltd. ("Olympic") has been duly incorporated and is validly existing as a corporation under the laws of the State of Minnesota, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and Olympic is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

         (ii) Olympic has full corporate power and authority to execute and deliver the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement and to perform its obligations thereunder.

        (iii) Each of the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement has been duly authorized, executed and delivered by Olympic and, as to Olympic, is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy and insolvency laws and general principles of equity).

         (iv) The execution and delivery by Olympic of, and the performance by Olympic of the provisions of each of the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement will not (1) conflict with or result in any breach which would constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of Olympic pursuant to any material terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which Olympic is a party or by which Olympic may be bound or to which any of the property or assets of Olympic is subject, (2) violate any provisions of the Articles of Incorporation or the By-Laws of Olympic or (3) violate or conflict with any order, judgment, decree, writ, injunction of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over Olympic or any rule or regulation applicable to Olympic.

         (v) No consent, approval, authorization or other order of, or filing with, any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over Olympic, which has not already been made or obtained, is required in connection with the execution, delivery or performance of the transactions contemplated by the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement.

         (vi) There is no action, suit, investigation, litigation or proceeding pending or, to the best of our knowledge, threatened before any court, governmental agency or arbitrator (1) against Olympic or any of its properties, (2) asserting the invalidity of the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement, (3) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement, or (4) challenging the enforceability of the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement.

        (vii) The Receivables constitute "chattel paper" as such term is defined in Article 9 of the Uniform Commercial Code in effect in Minnesota.

       (viii) Should Olympic become the debtor in a case under the Bankruptcy Code, if the matter were properly briefed and presented to a court, the court would hold that (1) the transfer of the Receivables (and the collections thereon) by Olympic to the Seller in the manner set forth in the Purchase Agreement would constitute an absolute sale of the Receivables (and the collections thereon), rather than a borrowing by Olympic secured by the Receivables (and the collections thereon), so that the Receivables would not be the property of the estate of Olympic under Section 541(a) of the Bankruptcy Code, and thus (2) the Seller's rights to the Receivables (and the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

         (ix) Under present reported decisional authority and statutes applicable to bankruptcy cases, should Olympic become the debtor in a case under the Bankruptcy Code, and the Seller would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, should not order, over the objection of the Buyer, the Indenture Trustee on behalf of the Noteholders or the Security Insurer, the substantive consolidation of the assets and liabilities of the Seller with those of Olympic.

ADDRESSEES:
Moody's Investors Service, Inc.
Standard & Poor's Ratings Group
Arcadia Receivables Conduit Corp.
Bank of America National Trust and Savings Association
Financial Security Assurance Inc.
Norwest Minnesota, National Association

                                                                      EXHIBIT B


                              ADDRESSES FOR NOTICES AND
                                OTHER COMMUNICATIONS



Olympic Receivables Finance Corp.
7825 Washington Avenue South
Suite 410
Minneapolis, Minnesota  55439-2435
Attention:  Treasurer
Telecopier No.:  (612)  942-0015

Arcadia Receivables Conduit Corp.
7825 Washington Avenue South
Suite 900
Minneapolis, Minnesota 55439-2435
Attention:  Treasurer
Telecopier No.:  (612) 942-0015

                                                                      EXHIBIT C

                             FORM OF CONFIRMATION LETTER

                                                                         [date]

Arcadia Receivables Conduit Corp.
7825 Washington Avenue South
Suite 900
Minneapolis, Minnesota 55439-2435
Attention:  Treasurer


Confirmation No.:

Ladies and Gentlemen:

This letter confirms our agreement to sell to you the Purchased Receivables listed in SCHEDULE A hereto, pursuant to the Repurchase Agreement between us, dated as of December 3, 1996 (as amended from time to time, the "Agreement"), as follows:

Purchase Date:

Cut-Off Date:

Purchased Receivables:  See SCHEDULE A hereto

1)     Product of 0.98 and the Aggregate
       Outstanding Principal Balance of
       Purchased Receivables that are Premier
       Receivables or Classic Receivables that
       are not Financed Repossessions being
       transferred:                            $_______

2)     Product of 0.85 and the Aggregate
       Outstanding Principal Balance of
       Purchased Receivables that are Classic
       Receivables that are Financed
       Repossessions:                          $_______

3)     Purchase Price (sum of 1) and 2))       $_______

Calculation of Amount to be released from the Collection Account:

The least of

1)     Purchase Price:                         $_______

2)     On each such date occurring during the
       period from but excluding a
       Determination Date through and including the related Distribution Date:

     a)   Amount on deposit in Collection        $   -
          Account

     b)   minus amount of distributions or       $   -
          retentions to be made pursuant to
          SECTIONS 3.6(a)(i) THROUGH (ix) of
          the Servicing Agreement

     c)   minus any increase in the WAC          $   -
          Deficiency Amount above the WAC
          Deficiency Amount on such
          Determination Date

3)   a)   Amount on deposit in Collection        $   -
          Account

     b)   minus WAC Deficiency Amount on         $   -
          deposit in Collection Account          --------
                                                 $   -

                                                 --------
                                                 --------
The least of 1), 2), and 3):                     $   -



                              OLYMPIC RECEIVABLES FINANCE CORP.



                              By:_____________________________
                                 Responsible Officer


                              OLYMPIC FINANCIAL LTD.,
                                as Servicer



                              By:_____________________________
                                 Responsible Officer

                                                                      EXHIBIT D

                          FORM OF NOTICE OF REPURCHASE DATE


                                                             _________ __, 19__


Arcadia Receivables Conduit Corp.
7825 Washington Avenue South
Suite 900
Minneapolis, Minnesota 55439-2435
Attention:  Treasurer


Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0070
Attention:  Corporate Trust Department

Financial Security Assurance Inc.
350 Park Avenue
New York, New York  10022
Attention:  Surveillance Department

Ladies and Gentlemen:

          Reference is made to the Repurchase Agreement between Arcadia Receivables Conduit Corp., as Buyer, and Olympic Receivables Finance Corp., as Seller, dated as of December 3, 1996 (the "Repurchase Agreement"). Capitalized terms used herein shall have the meanings given to them in the Repurchase Agreement.

          Notice is hereby given that on __________ __, 19__ (the "Repurchase Date") [Note: Date specified must be at least one Business Days after the letter is delivered] we will repurchase the Receivables listed on SCHEDULE 1 hereto with an aggregate outstanding Principal Balance of $__________ and an aggregate Repurchase Price of $_________.

          The Seller hereby represents and warrants that the Receivables selected by the Seller to be repurchased on the Repurchase Date, if less than all of the Receivables transferred to the Buyer under the Repurchase Agreement that have not been repurchased as of the date hereof, were selected for repurchase randomly and that no selection procedures adverse to the Buyers or the Noteholders were utilized in selecting the Receivables for repurchase.

                              OLYMPIC RECEIVABLES FINANCE CORP.



                              By:______________________
                                 Responsible Officer

                                                                      EXHIBIT E


                         FORM OF RECONVEYANCE OF RECEIVABLES


          RECONVEYANCE OF RECEIVABLES dated as of _________ __, 19__ by and between Arcadia Receivables Conduit Corp., a Delaware Corporation (the "Buyer"), and OLYMPIC RECEIVABLES FINANCE CORP., a Delaware corporation (the "Seller").

          WHEREAS, the Buyer and the Seller are parties to a Repurchase Agreement dated as of December 3, 1996 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Repurchase Agreement");

          WHEREAS, pursuant to the Repurchase Agreement the Buyer is required to reconvey and the Seller is required to repurchase the Purchased Receivables (as such term is defined in the Repurchase Agreement) listed on
SCHEDULE 1 hereto;

          NOW THEREFORE, the Buyer and the Seller hereby agree as follows:

          1. DEFINED TERMS. All terms defined in the Repurchase Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "REPURCHASE DATE" shall mean ________ __, 19__.

          2. RECONVEYANCE OF RECEIVABLES.

          (a) Upon deposit of the Repurchase Price in respect thereof by the Seller, the Buyer does hereby reconvey to the Seller, without recourse, on the Repurchase Date, all right, title and interest of the Buyer in and to each Purchased Receivable listed on SCHEDULE 1 hereto.

          (b) In connection with such reconveyance, the Buyer agrees to execute and deliver, at the Seller's expense, to the Seller on or prior to the Repurchase Date, such UCC termination statements prepared by the Seller as the Seller may reasonably request, evidencing the release by the Buyer of its lien on the Receivables.

          3. COUNTERPARTS. The Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          4. GOVERNING LAW. This Reconveyance shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions.

          IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              ARCADIA RECEIVABLES CONDUIT CORP.,
                              Buyer


                              By:___________________________
                                 Responsible Officer



                              OLYMPIC RECEIVABLES FINANCE CORP.,
                              Seller


                              By:__________________________
                                 Responsible Officer

                                                                      EXHIBIT F


                       FORM OF NOTICE OF REQUEST FOR AN ADVANCE

                                                             _________ __, 19__


Arcadia Receivables Conduit Corp.
7825 Washington Avenue South
Suite 900
Minneapolis, Minnesota 55439-2435
Attention:  Treasurer


Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0070
Attention:  Corporate Trust Department

Ladies and Gentlemen:

          Reference is made to the Repurchase Agreement between Arcadia Receivables Conduit Corp., as Buyer, and Olympic Receivables Finance Corp., as Seller, dated as of December 3, 1996 (the "Repurchase Agreement"). Capitalized terms used herein shall have the meanings given to them in the Repurchase Agreement.

          Notice is hereby given of our request for an Advance in the amount of $_________ (Note: such amount shall be at least $5 million) to be made on _________ __, 19__ [Note: Date specified must be at least one Business Day after letter is delivered unless request is for $15,000,000 or less] to be deposited into the Collection Account. The difference between the aggregate outstanding principal amount of Advances, including the Advance being requested hereby ($___________) and the aggregate outstanding Principal Balance of Receivables ($__________) is less than $5,000,000.

          Requested Tranche Periods:


                              OLYMPIC RECEIVABLES FINANCE CORP.



                              By:___________________________
                                 Responsible Officer

                                      SCHEDULE A

                       REPRESENTATIONS AND WARRANTIES OF SELLER


                    1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by Olympic from such Dealer under an existing Dealer Agreement with Olympic and was validly assigned by such Dealer to Olympic, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is a fully amortizing Receivable which provides for level monthly payments (provided that the payment in the first Monthly Period and the final Monthly Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

          2. NO FRAUD OR MISREPRESENTATION. Each Receivable was originated by a Dealer and was sold by the Dealer to Olympic without any fraud or misrepresentation on the part of such Dealer in either case.

          3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z," the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

          4. ORIGINATION.  Each Receivable was originated in the United States.

          5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after its Cut-Off Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

          6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

          7. OBLIGOR BANKRUPTCY. At the applicable Cut-Off Date, no Obligor had been identified on the records of Olympic as being the subject of a current bankruptcy proceeding.

          8. RECEIVABLES SCHEDULE. The information set forth in the most recent Receivables Schedule delivered to the Buyer or the Agent was true and correct in all material respects as of the close of business on the applicable Cut-Off Date.

          9. MARKING RECORDS. On each Purchase Date, the portions of the Electronic Ledger relating to the Receivables will be clearly and unambiguously marked to show that the Receivables constitute part of the Seller Conveyed Property and are owned by the Buyer in accordance with the terms of the Agreement.

          10. COMPUTER TAPE. The Computer Tape, computer diskette or other electronic transmission made available by the Seller to the Buyer on each Purchase Date was complete and accurate as of the applicable Cut-Off Date, and includes a description of the same Receivables that are described in the Receivables Schedule.

          11. ADVERSE SELECTION. No selection procedures adverse to the Buyer or the Noteholders were utilized in selecting the Receivables from those receivables owned by Olympic which met the selection criteria contained in the Agreement.

          12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and New York.

          13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

          14. RECEIVABLE FILES COMPLETE. On the applicable Purchase Date there exists a complete Receivable File for each Receivable transferred on such date, and such receivable File is in the possession of the Custodian on such Purchase Date. A Receivable File pertaining to each Receivable will contain on the related Purchase Date (a) a fully executed original of the Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or a documented verbal confirmation by an insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle, (c) the original Lien Certificate or application therefor or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the Lien Certificate is not received by Olympic within 180 days, and (d) a credit application signed by the Obligor or a copy thereof. Each of such documents which is required to be signed by the Obligor will have been signed by the Obligor in the appropriate spaces. All blanks on any form will have been properly filled in and each form will otherwise have been correctly prepared.


          15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction, the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or any Assignment Agreement or pursuant to transfers of the Notes.

          17. GOOD TITLE. No Receivable has been sold, transferred, assigned or pledged by Olympic to any Person other than the Seller unless the same was released prior to the transfer of such Receivable to the Seller or by the Seller to any Person other than the Buyer; immediately prior to the conveyance of the Receivables pursuant to the Purchase Agreement, Olympic was the sole owner of and had good and indefeasible title thereto, free and clear of any Lien other than Liens created pursuant to its Related Documents. Immediately prior to the conveyance of the Receivables to the Buyer pursuant to this Agreement and any Transaction, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien; and, upon execution and delivery of this Agreement and any Confirmation by the Seller, the Buyer shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither Olympic nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

          18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable creates a valid, binding and enforceable first priority security interest in favor of Olympic in the Financed

Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the related Purchase Date and will show, Olympic named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Olympic has received written evidence from the related Dealer that such Lien Certificate showing Olympic as first lienholder has been applied for, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the Certificate of title is not received within 180 days. Olympic's security interest has been validly assigned by Olympic to the Seller pursuant to the Purchase Agreement and by the Seller to the Buyer pursuant to this Agreement.
 Immediately after the sale, transfer and assignment thereof to the Buyer, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Buyer as secured party, which security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the applicable Cut-Off Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

          19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Buyer a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the other Seller Conveyed Property have been made, taken or performed.

          20. NO IMPAIRMENT. Neither Olympic nor the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Buyer and the Indenture Trustee on behalf of the Noteholders in any Receivable or the proceeds thereof.

          21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

          22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

          23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any

Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing, that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the applicable Cut-Off Date, no Financed Vehicle had been repossessed.

          24. INSURANCE. As of the Purchase Date for the related Receivable, each Financed Vehicle is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming Olympic as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming Olympic and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of Force-Placed Insurance on the related Cut-Off Date.

          25. PAST DUE. As of the applicable Cut-Off Date, no Receivable being transferred on the related Purchase Date was more than 30 days past due and no funds have been advanced by the Seller, the Servicer, and Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to satisfy such requirement.

          26. REMAINING PRINCIPAL BALANCE. As of the applicable Cut-Off Date, each Receivable had a remaining principal balance equal to or greater than $500.00 and the Principal Balance of each Receivable set forth in the most recent Receivables Schedule delivered to the Buyer or the Agent is true and accurate in all material respects.

          27. ORIGINAL MATURITY. Each Receivable had an original maturity of at least 12 months but not more than 84 months and no more than 10% of the Receivables had an original maturity of greater than 72 months. Each Receivable with an original maturity of greater than 72 months is secured by a Financed Vehicle that is a new automobile or an automobile that is less than one year old. No more than 5% of the aggregate outstanding Principal Balance of the Receivables are Classic Receivables secured by Financed Vehicles that are financed repossessions. No more than 65% of the aggregate outstanding Principal Balance of the Receivables are Classic Receivables.

          28. COMPLIANCE WITH UNDERWRITING GUIDELINES. Each Receivable was originated pursuant to Olympic's underwriting standards in effect on the Closing Date which have not, without the prior written consent of the Agent, been materially changed


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since the Closing Date.
































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